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                      CONSENT OF INDEPENDENT ACCOUNTANTS






     We hereby consent to the inclusion, in the Registration Statement under the Investment Company Act of 1933, as amended, filed on Form N-4 for the Providentmutual Variable Annuity Separate Account, of the following reports:

1. Our report dated February 6, 1995 on our audits of the financial statements of Providentmutual Life and Annuity Company of America as of December 31, 1994 and 1993 and for each of the three years in the period ending December 31, 1994.

2. Our report dated February 15, 1995 on our audits of the financial statements of the Providentmutual Variable Annuity Separate Account (comprising the sixteen Subaccounts) as of December 31, 1994 and for each of the two years in the period then ended and for the period April 14, 1992 (Date of Inception) to December 31, 1992.

     We also consent to the reference to our Firm under the caption "Experts".




/s/ Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 13, 1995